ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT (this “Assignment”) dated as of March 6, 2008, is made and entered into by and between GRUBB & ELLIS REALTY INVESTORS, LLC, a Virginia limited liability company (formerly known as Triple Net Properties, LLC, a Virginia limited liability company) (“Assignor”), and G&E HEALTHCARE REIT FORT ROAD MEDICAL, LLC, a Delaware limited liability company (“Assignee”), with reference to the following Recitals:

R E C I T A L S

A. Assignor, as Triple Net Properties, LLC, is “Buyer” under that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions mutually executed as of January 14, 2008, by and between Assignor and Fort Road Associates Limited Partnership, a Minnesota limited partnership, as the same may be amended (the “Purchase Agreement”), wherein Assignor agreed to purchase certain real property commonly known as Fort Road Medical Building, as more particularly described in the Purchase Agreement, on the terms and conditions set forth in the Purchase Agreement.

B. Assignor desires to assign and transfer to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s right, title, claim and interest in, to and under the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

A G R E E M E N T

1. Assignment; Assumption. Assignor hereby assigns and transfers to Assignee all of Assignor’s right, title, claim and interest as “Buyer” or otherwise in, to and under the Purchase Agreement. By executing this Assignment, Assignee hereby accepts such assignment and expressly agrees to assume and be bound by all of the provisions of the Purchase Agreement from and after the date hereof.

2. Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

3. Counterparts. This Assignment may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized representatives as of the date first written above.

ASSIGNOR:	GRUBB & ELLIS REALTY INVESTORS, LLC, a Virginia limited liability company
By: /s/ Jeff Hanson Name: Jeff Hanson Title: Chief Investment Officer
ASSIGNEE:	G&E HEALTHCARE REIT FORT ROAD MEDICAL, LLC

a Delaware limited liability company

By: /s/ Shannon K S Johnson

Authorized Signatory